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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-25499 of Standard Commercial Corporation on Form S-3, and in Registration Statements No. 33-59760 and No. 333-67778 of Standard Commercial Corporation on Form S-8 of our report dated June 4, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement discussed in Note 19, the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, on April 1, 2002, the adoption of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, on March 31, 2002, and the adoption of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, on April 1, 2001) appearing in this Annual Report on Form 10-K of Standard Commercial Corporation for the year ended March 31, 2003.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Raleigh, North Carolina
June 26, 2003